SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2010, we entered into a Share Purchase Agreement pursuant to which we agreed to purchase 104,027 ordinary shares of Cell Cure Neurosciences, Ltd., an Israeli company, by paying $4,100,000 including $3,847,392 in cash and by converting into Cell Cure shares a $250,000 loan that we previously made to Cell Cure.  Under the Share Purchase Agreement, two existing Cell Cure investors agreed to purchase additional shares: Teva Pharmaceutical Industries Ltd. (“Teva”) agreed to purchase 49,975 Cell Cure shares for $2,000,000 in cash and Hadasit Bio-Holdings, Ltd (“HBL”) agreed to purchase 25,625 Cell Cure shares by paying $897,962 in cash and by converting into Cell Cure shares a $100,000 loan that they previously made to Cell Cure.  We expect the purchase of the Cell Cure shares to close on October 18, 2010.  As a result of the share purchase, we will own, directly and through our wholly-owned subsidiary ES Cell International Pte Ltd (“ESI”), approximately 53.6% of the outstanding ordinary shares of Cell Cure, HBL will own approximately 26.3% of the outstanding ordinary shares and Teva will own approximately 19.9% of the ordinary shares.

When the sale of the Cell Cure shares closes, we will enter into a Third Amended and Restated Shareholders Agreement with Cell Cure, Teva, HBL and ESI pertaining to certain corporate governance matters and rights of first refusal among the shareholders to purchase on a pro rata basis any additional shares that Cell Cure may issue.  The shareholders will also grant each other a right of first refusal to purchase any Cell Cure shares that they may determine to sell or otherwise transfer in the future.  The number of members of the Cell Cure board of directors will be set at seven members, and we will be entitled to elect four directors, HBL will be entitled to elect two directors, and Teva will be entitled to elect one director.  These provisions will also be included in an amendment to Cell Cure’s Articles of Association.

Cell Cure is engaged in the research and development of cell replacement therapies of conditions involving retinal degenerative diseases and neurological degenerative diseases, using human embryonic stem (“hES”) cells and induced pluripotent human embryonic stem (“iPS”) cells.  Cell Cure is developing OpRegenTM, a proprietary formulation of retinal cells designed by Cell Cure to provide a long-term therapy for age-related macular degeneration, the leading cause of blindness in the aging population.

In connection with this new investment, Cell Cure and Teva will enter into a Research and Exclusive License Option Agreement (the “License Option Agreement”) under which Cell Cure will grant Teva an option to obtain an exclusive world-wide license to use certain patents and technology, including patents and technology licensed to Cell Cure by ESI and Hadasit Medical Research Services and Development Ltd. (“Hadasit”), to complete the clinical development of, and to manufacture, distribute and sell, OpRegen™.  If Teva exercises the option it will pay Cell Cure $1,000,000.  Thereafter, Teva will bear all costs and expense of clinical trials and obtaining regulatory approvals required to market the product.  Teva will make the milestone payments to Cell Cure as the clinical development and commercialization of the product progress.  Milestone payments will be made upon the first use of the product in a Phase II clinical trial; the first use of the product in a Phase III clinical trial; the first commercial sale of the product in the United States, and the first commercial sale of the product in a European Union country.  If all of the milestones are met, Cell Cure will receive a total of $28.5 million in milestone payments, in addition to the $1,000,000 option payment, for the first approved medical indication of OpRegen™.  Cell Cure would be entitled to receive certain additional milestone payments upon the first commercial sale of OpRegen™ for up to two additional medical indications in the United States or a European Union nation.  In addition to milestone payments, Teva will pay Cell Cure royalties on the sale of the product, at rates ranging from 6% to 10% of the net sale price of OpRegen™ depending upon the total amount of annual sales.  The royalty payments will be reduced by 50% with respect to sales in any country in which a generic equivalent product is being sold by a third party unrelated to Teva.

Teva will also have an option to license OpRegen-Plus™, which is another proprietary product that Cell Cure is developing for the treatment of age-related macular degeneration but in which the RPE cells are supported on or within a membrane instead of in suspension.  OpRegen-Plus™ is in an earlier stage of laboratory development than OpRegen™.  If Teva exercises its option to license OpRegen-Plus™, Teva and Cell Cure would enter into an additional license agreement on substantially the same terms as the OpRegen™ license.

Teva’s obligation to pay royalties shall expire on a country by country and indication by indication basis with respect to a product on the later of: (i) fifteen (15) years after the first commercial sale of the product for the applicable indication for use in that country, or (ii) the expiration in that country of all valid patent claims covering the applicable indication for use of the product.

If Teva sublicenses its rights to a third party, Teva will pay Cell Cure a share of any payments of cash or other consideration that Teva receives for the sublicense, excluding (i) gross receipts for commercial sales that are subject to royalty payments to Cell Cure; (ii) amounts received from a sublicensee solely to finance research and development activities to be performed by or on behalf of Teva; or (iii) payments received in reimbursement for patent expenses incurred after the grant of the sublicense.

A portion of milestone payments, royalties, and sublicensing payments received by Cell Cure would be shared with BioTime’s subsidiary ES Cell International Pte Ltd. and with HBL’s affiliate Hadasit Medical Research Services and Development Ltd., which have licensed to Cell Cure certain patents and technology used in the development of OpRegenTM and OpRegen-PlusTM.

The License Option Agreement will terminate if (a) Teva does not exercise its option within 60 days after an investigational new drug application filed by Cell Cure becomes effective for a Phase I clinical trial of a product covered by the License Option Agreement, or (b) Teva determines not to continue funding of the research and development of a product after Cell Cure has expended its designated budget plus certain cost over-runs.  Teva may also terminate the License Option Agreement at any time by giving Cell Cure 30 days notice.  Either party may terminate the license if the other party commits a material breach of its obligations and fails to cure the breach within 45 days after notice from the other party, or if the other party becomes subject to bankruptcy, insolvency, liquidation or receivership proceedings.

Cell Cure also entered into three agreements with Hadasit.  One agreement amends a license agreement that permits Cell Cure to use certain Hadasit patented technology in the development of stem cell products for RPE therapies.  The Hadasit patents will be sublicensed to Teva under the Teva Option Agreement.  The other agreement is an Additional Research Agreement pursuant to which Hadasit will perform research services for Cell Cure, in the field of stem cell applications for neurodegenerative diseases, over a period of five years.  Cell Cure will pay Hadasit $300,000 per year through an escrow agreement over the course of the five year term of the Additional Research Agreement for the research services.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated October 10, 2010
99.2	Press Release Dated October 10, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	October 10, 2010	By:	/s/ Robert W. Peabody
Senior Vice President, Chief Operating
Officer, and Chief Financial Officer

Exhibit Number	Description

99.1	Press Release Dated October 10, 2010
99.2	Press Release Dated October 10, 2010

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